Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Continental Materials Corporation on Form S-8 (File Number 33-23671) of our report dated June 27, 2016, on our audit of the financial statements of Continental Materials Corporation Employees Profit Sharing Retirement Plan for the year ended December 31, 2015, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Denver, Colorado

June 27, 2016